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                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY

                                 WITH RESPECT TO
                         THE EXCHANGE OF ORDINARY SHARES

                                       OF

                                  MEDIS EL LTD.

                           FOR SHARES OF COMMON STOCK

                                       OF

                             MEDIS TECHNOLOGIES LTD.

                PURSUANT TO THE PROSPECTUS DATED _____________, 2000

         This form must be used by a holder of ordinary shares, par value 0.1 NIS (the "Shares"), of Medis El Ltd., an Israeli corporation ("Medis El"), who wishes to tender Shares to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery
Procedures" of the Issuer's Prospectus dated          , 2000 (the "Prospectus")
and in Instruction 2 to the related Letter of Transmittal ("Letter of Transmittal"). Any holder who wishes to tender Shares pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON           , 2000 UNLESS EXTENDED (THE "EXPIRATION DATE").

                     American Stock Transfer & Trust Company
                             (the "Exchange Agent"):

IF BY OVERNIGHT COURIER:                         IF BY HAND:
American Stock Transfer & Trust                  American Stock Transfer & Trust
Company                                          Company
6201 15th Avenue, Floor 3L                       40 Wall Street, 46th Floor
Brooklyn, New York 11219                         New York, New York 10005

                               IF BY MAIL:
                               American Stock Transfer & Trust
                               Company
                               40 Wall Street
                               New York, New York 10005


         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


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         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undesigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.


                                                                                            TOTAL NUMBER OF SHARES
      CERTIFICATE NUMBER(S)(IF KNOWN) OF SHARES OR              NUMBER OF SHARES             REPRESENTED BY SHARE
        ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY                   TENDERED                     CERTIFICATES
--------------------------------------------------------- -----------------------------  -----------------------------
--------------------------------------------------------- -----------------------------  -----------------------------

--------------------------------------------------------- -----------------------------  -----------------------------

--------------------------------------------------------- -----------------------------  -----------------------------

--------------------------------------------------------- -----------------------------  -----------------------------


                                              PLEASE SIGN AND COMPLETE


Signatures of Registered Holder(s) or Authorized           Date ____________________________________, 2000

Signatory:______________________________________           Address:_______________________________________

________________________________________________           _______________________________________________

________________________________________________           _______________________________________________

Name(s) of Registered Holder(s):________________           Area Code and Telephone No.:___________________

________________________________________________



        This Notice of Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Shares or on a security position listing as the owner of Shares, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.


                       Please print name(s) and addresses
Name(s):________________________________________________________________________

________________________________________________________________________________

Capacity:_______________________________________________________________________

Address(es):____________________________________________________________________

________________________________________________________________________________


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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, (i) guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Shares tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Shares into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "Exchange Offer-Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the fifth New York Stock Exchange trading day following the Expiration Date, (ii) represents that the holder on whose behalf this tender is being made owns the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4") and (iii) represents that the tendered Shares complies with Rule 14e-4).

Name of                                       __________________________________
Firm________________________________________          (Authorized Signature)

Address_____________________________________  Name______________________________
                                                          (Please print)

____________________________________________  Title_____________________________
            (Including Zip Code)

Area Code and Tel. No.______________________  Dated_______________________, 2000


         DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

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


                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, property insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

         2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Shares referred to herein, the signature must correspond with the name(s) written on the face of the Shares without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Shares, the signature must correspond with the name shown on the security position listing as the owner of the Shares.

         If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Shares listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name of the registered holder(s) appears on the Shares or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

         If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

         3. REQUEST FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified herein. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.


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